UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2003

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

1-15177

52-1233960

(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Villaume Avenue, South St. Paul, MN 55075
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code) (651) 455-1621

Not applicable.
(Former name or former address, if changed since last report.)

Item 5.                                                           Other Events and Regulation FD Disclosure.

On August 28, 2003, Digital Angel Corporation (the Company) entered into a Security Agreement with Laurus Master Fund, Ltd. (Laurus) under which the Company may borrow from Laurus the lesser of $5,000,000 or an amount that is determined based on percentages of the Company’s eligible accounts receivable and inventory as prescribed by the terms of the Security Agreement.  Under the Security Agreement, on August 28, 2003, the Company issued to Laurus a Secured Revolving Convertible Note (Revolving Note) in the original principal amount of $3,500,000 and a Secured Minimum Borrowing Convertible Note (Minimum Borrowing Note) in the original principal amount of $1,500,000. The Company used proceeds from the loan from Laurus to satisfy in full the Company's credit facility from Wells Fargo Business Credit, Inc., which the Company cancelled effective August 28, 2003.

Beginning May 28, 2004, the Minimum Borrowing Note and the Revolving Note are convertible, at Laurus’s option, into shares of the Company’s common stock at a per price share of $2.64 (the Fixed Conversion Price).  The Fixed Conversion Price is adjusted upward following each conversion of $2,000,000, as defined.  Laurus is not entitled to convert the amount evidenced by the Minimum Borrowing Note and the Revolving Note into a number of shares of common stock which would exceed the difference between  the number of shares of the Company’s common stock beneficially owned by Laurus or issuable upon the exercise of warrants held by Laurus and 4.99% of the outstanding shares of the Company’s common stock.  However, Laurus may acquire more than 4.99% of the Company’s outstanding common stock upon 75 days’ notice to the Company.

The Company also issued to Laurus a Common Stock Purchase Warrant (the Warrant) to purchase up to 115,000 shares of the Company’s stock for a period of five years from the date of the Warrant.  The per share exercise price of the Warrant is $2.55 for 70,000 shares, $2.75 for 35,000 shares, and $2.95 for 10,000 shares.

Under the Registration Rights Agreement dated August 28, 2003 between the Company and Laurus, the Company is obligated to file a Registration Statement on Form S-3 no later than (1) December 28, 2003 or (2) thereafter, thirty days following the date of issuance of each $1,000,000 tranche of loans evidenced by a Minimum Borrowing Note.  The registration statement must register the resale of the shares issuable upon conversion of the Revolving Note and the Minimum Borrowing Note and upon exercise of the Warrant.

Item 7.                                                           Exhibits and Reports on Form 8-K.

(a)                                  No financial statements are required to be filed as part of this Current Report on Form 8-K.

(b)                                 No pro forma financial information is required to be filed as part of this Current Report on Form 8-K.

(c)                                  The following exhibits are filed as part of this Current Report on Form 8-K:

10.1         Secured Revolving Convertible Note dated August 28, 2003 issued by Digital Angel Corporation to Laurus Master Fund, Ltd.

10.2         Secured Minimum Borrowing Convertible Note dated August 28, 2003 issued by Digital Angel Corporation to Laurus Master Fund, Ltd.

10.3         Common Stock Purchase Warrant dated August 28, 2003 to purchase 115,000 shares of common stock of Digital Angel Corporation issued by Digital Angel Corporation to Laurus Master Fund, Ltd.

10.4         Security Agreement dated August 28, 2003 by and between Digital Angel Corporation and Laurus Master Fund, Ltd.

10.5         Registration Rights Agreement dated August 28, 2003 by and between Digital Angel Corporation and Laurus Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2003

/s/ James P. Santelli
Digital Angel Corporation James P. Santelli Vice-President of Finance and Chief Financial Officer